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                                                                  EXHIBIT 10.54


                   POSITRON EMISSION TOMOGRAPHY (PET) SERVICES
                OFFICE, EQUIPMENT AND PERSONNEL LEASE AGREEMENT



         THIS PET SERVICES OFFICE, EQUIPMENT AND PERSONNEL LEASE AGREEMENT (this "AGREEMENT") is made and entered into as of the 1st day of June, 2002, by and between RADIOLOGY REGIONAL CENTER, P.A., a Florida professional corporation ("LESSOR") and 21ST CENTURY ONCOLOGY, INC., a Florida corporation, for itself and its subsidiaries and affiliates (collectively, "LESSEE").

                                   WITNESSETH:

         WHEREAS, Lessee is in the business of offering medical oncology services to patients through qualified physicians employed by or contracted to Lessee, and, in order to be able also to offer positron emission tomography ("PET") diagnostic services to its patients, Lessee desires to lease, and Lessor has agreed to lease to Lessee, upon the terms and conditions specified in this
Agreement:

         (A) a portion of the improved real property located at 700 Goodlette Rd., Naples, Collier County, Florida, as more particularly described on the floor plan attached hereto and made a part hereof as Exhibit A (the "PREMISES");

         (B) certain PET diagnostic equipment and related supplies located in the Premises, as well as ancillary equipment, provisions and attachments necessary for the effective and proper provision of PET diagnostic services to patients in the Premises, including, without limitation, furniture, fixtures, and office equipment, as more particularly described on the list attached hereto and made a part hereof as Exhibit B (collectively, the "EQUIPMENT"); and

         (C) the services of: (1) a physician who is certified or otherwise qualified to supervise nuclear medicine radiology services, including PET diagnostic services, (2) one or more radiologic technologist(s) who are qualified to operate PET diagnostic equipment, and (3) other support employees, all of who are employed or contracted by Lessor, as more particularly described on the list attached hereto and made a part hereof as Exhibit C (collectively, the "PERSONNEL"), the Premises, Equipment and Personnel are sometimes collectively referred to in this Agreement as the "PET SERVICES" and the Premises so utilized are sometimes referred to as the "PET CENTER"); and

         WHEREAS, Lessor and Lessee have entered into this Agreement on the good faith belief that: (1) the PET Services leased hereunder do not exceed that which is reasonable and necessary for the legitimate business purposes of this Agreement, and (2) this Agreement and the PET Services to be provided hereunder are in compliance with all applicable state and federal laws.

         NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into this Agreement as an integral part hereof and not as mere recitals hereto, and the


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mutual covenants, terms, conditions and agreements hereafter provided, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

         1. TERM. The term of this Agreement shall commence on the day upon which it is deemed by RRC that the Equipment has been installed and the staff has completed appropriate applications training (estimated to be the 1st day of July, 2002) (the "STARTING DATE"), and, unless sooner terminated as provided in Section 9 below or, except as Exhibit D may be amended by mutual consent after the first twelve (12) months, it shall continue for twelve continuous months from the Starting Date. Upon the expiration of the initial term hereof or any renewal term, this Agreement shall automatically renew for an additional twelve (12) month term, commencing on the applicable anniversary of the Starting Date, unless either party delivers written notice of non-renewal to the other party at least ninety (90) days prior to the end of the original term of this Agreement or any renewal term thereafter. All of the terms and conditions contained herein shall apply during any renewal term.

         2. LEASE OF PET SERVICES. During the initial term and any renewal term of this Agreement, Lessor shall lease the PET Services to Lessee, on an exclusive basis during the one-hour incremental time periods described on the list attached hereto and made a part hereof as Exhibit D (each such one-hour period being referred to herein as a "SCHEDULED TIME"), on the following terms and conditions:

                  (a) PREMISES. Lessor hereby leases the Premises to Lessee, and Lessee hereby agrees to lease the Premises from Lessor, for the performance by Lessee of PET diagnostic services for its patients during each Scheduled Time. Lessor reserves the right to rearrange the interior space plan of the Premises to utilize the space in a more efficient manner; provided that such actions do not unreasonably interfere with Lessee's use of the Premises for the provision of PET diagnostic services during each Scheduled Time. Lessee shall use the Premises only in connection with its private practice and shall have no right to use, alter, repair or augment the Premises without prior written consent of Lessor, which approval may be withheld in Lessor's sole discretion.

                  (b) EQUIPMENT Lessor hereby leases the Equipment to Lessee, and Lessee hereby agrees to lease the Equipment from Lessor, during each Scheduled Time. Lessor reserves the right to rearrange the Equipment within the Premises to utilize the space in a more efficient manner; provided that such actions do not unreasonably interfere with Lessee's use of the Equipment for the provision of PET diagnostic services during each Scheduled Time. Lessee shall use the Equipment and provide PET diagnostic services only in connection with its private practice and in accordance with reasonable utilization, quality, safety and maintenance policies and procedures established from time to time by Lessor. Furthermore, Lessee shall have no right to use, alter, repair, augment or remove the Equipment from the Premises without prior written consent of Lessor, which approval may be withheld in Lessor's sole discretion.

                  (c) PERSONNEL Lessor shall lease to Lessee, and Lessee shall lease from Lessor, such Personnel as are deemed necessary by Lessor and Lessee to perform PET diagnostic services, and related supervisory and administrative services during each Scheduled Time. The Personnel who will operate the Equipment shall be properly licensed, certified, and/or qualified, as applicable, to operate the Equipment. Lessor and Lessee shall consult with each


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         other in determining the number and classification of the Personnel required by Lessee hereunder, and, while Lessor shall have authority and responsibility for providing the Personnel to Lessee (including recruiting, hiring, compensating, disciplining and firing) and for establishing the terms and conditions of the employment by Lessor of each of such Personnel, Lessee shall supervise the Personnel with respect to the actual provision of PET diagnostic services. In addition, Lessor shall be solely responsible for paying or withholding all relevant taxes arising from the compensation of the Personnel, and Lessor shall be solely responsible for all other governmental requirements applicable to Lessor and each of the Personnel arising out of his or her employment relationship with Lessor. The Personnel shall have no claim under this Agreement, or otherwise, against Lessee for any salary or other compensation, including, without limitation, workers compensation, unemployment compensation, vacation pay, sick leave, retirement benefits, Social Security benefits, disability insurance benefits, unemployment insurance benefits, professional liability insurance or any other employee benefits, all of which shall be the sole responsibility of Lessor. In connection with the foregoing, the parties acknowledge that Lessee shall enter into one or more employment or independent contractor agreement(s) with the physician(s) who will supervise the Personnel leased hereunder, the terms of such document to be negotiated between Lessee and the applicable physician, and Lessee agrees that it will inform Lessor of the rate of compensation payable to the physician, and the dates of payment, under each such employment or independent contractor agreement.

                  (d) SUPPLIES. Lessor shall provide all supplies associated with PET diagnostic services. With respect to certain supplies related to the provision of PET diagnostic services, Lessor shall be entitled to charge Lessee a per use fee, in addition to the Rent (as hereinafter specified), for which Lessor shall bill Lessee monthly for amounts used by Lessee during the previous month. Any such "supply exception" shall be more particularly described on the list attached hereto and made a part hereof as Exhibit D.

                  (e) UTILITIES. During the term of this Agreement, Lessor shall provide necessary utilities and other services, including, without limitation, heat, water, gas, electricity, air conditioning, and telephone necessary for the purposes of Lessee. The cost of providing such utilities shall be borne by Lessor.

                  (f) EXCLUSIVE USE; COMMON AREAS. During each Scheduled Time, Lessee shall have exclusive use for its patients of the portion of the Premises and the Equipment that is utilized only for PET diagnostic services, and Lessee shall have the right to shared use of the common areas of the Premises (including but not limited to the parking lot, waiting rooms, bathrooms and hallways), and of the Equipment that is located in the common areas of the Premises (including but not limited to the waiting rooms, bathrooms and hallways), during each Scheduled Time. In addition, Lessee shall have exclusive use of the Personnel who are involved solely in the provision of PET diagnostic services, and Lessee shall have the right to shared use of supervisory and administrative Personnel, during each Scheduled Time. Lessor shall not allow any other person to schedule or provide PET diagnostic services utilizing the Premises, Equipment or Personnel during the Scheduled Times. Notwithstanding the foregoing, Lessor reserves the right to lease or license use of the Premises, Equipment and Personnel to other third parties during time periods other than the Scheduled Times, provided same does not unreasonably interfere with Lessee's use of the Premises, Equipment and


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         Personnel and its performance of PET diagnostic services during the
         Scheduled Times. In addition, Lessor shall be entitled to use (or lease or license to other persons) at all times all other parts of the improved real property which contains the Premises, provided same does not unreasonably interfere with Lessee's use of the Premises, Equipment and Personnel and its performance of PET diagnostic services during the Scheduled Times. It is a material part of this agreement that Lessee shall not, during the initial term of this agreement or any renewal thereof, enter into any other comparable agreement relating to PET services in Collier County, Florida.

                  (g) MAINTENANCE, REPLACEMENT AND REPAIR; AVAILABILITY OF PET SERVICES. Lessor shall, throughout the term of this Agreement, at Lessor's sole cost and expense: (i) maintain the Premises and the Equipment in good condition and proper working order; (ii) perform or cause to be performed all routine maintenance, replacements and repairs with respect to the Premises and the Equipment, (iii) promptly replace or cause to be replaced all parts of the Equipment which may from time to time become worn our, lost, destroyed, or damaged beyond repair or permanently rendered unfit for any reason whatsoever; and (iv) make attachments to or alter the Equipment, in a safe and proper fashion, as is necessary for using the Equipment and/or treating persons in connection with the use of the Equipment. If Lessee is unable to use to Premises and/or the Equipment, or if the Personnel are not available to provide services to Lessee in accordance with the terms of this Agreement, during any Scheduled Time, then and in that event, Lessor shall have the right to substitute an equal number of one-hour periods at other times, in which event Rent (as hereinafter defined) shall continue to be paid by Lessee. If Lessor is unable or unwilling to provide an equal number of substitute one-hour period(s), then Rent (as hereinafter defined) will cease and abate during any Scheduled Time during which the Premises or the Equipment are unusable for Lessee's intended purpose, or during which Personnel are not available to provide services to Lessee in accordance with the terms of this Agreement.

                  (h) ALTERATIONS. Lessee shall not make or permit any changes or alterations to the Premises or Equipment without Lessor's prior written consent, except for alterations or upgrades of the Equipment required by the manufacturer for public safety or for compliance with the manufacturer's published specifications for such Equipment to the extent such alterations or upgrades are not made by Lessor; provided, that in no event shall Lessee be obligated to make any alterations, upgrades, repairs or replacements to the Equipment. The costs of any alterations or upgrade costs made by Lessee as provided above shall be promptly reimbursed by Lessor to Lessee. All accessories, replacements, parts and substitutions for, or which are added or attached to, the Equipment shall become the property of Lessor and be within the definition of Equipment, and subject to this Agreement.

                  (i) DELIVERABLES. Lessor shall ensure that the appropriate Personnel will provide transcribed reports of diagnostic findings relating to PET diagnostic services rendered during each Scheduled Time within two (2) business days after completion of the procedure.

                  (j) SUBORDINATION TO LENDERS AND MAIN LEASE. The rights and obligations of Lessee in this Agreement are subject and subordinate to the provisions and obligations contained in any financing, security interest, mortgage, lien or other encumbrance that Lessor


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        may, in its reasonable discretion, place upon the Premises and/or the
        Equipment through an unaffiliated third party. In addition, Lessor and Lessee hereby acknowledge that Lessor's rights to occupy and use the Premises derive from Lessor's lease, as tenant, of the Premises (such primary lease being referred to herein as the "MASTER LEASE"), and Lessee's rights to occupy and use the Premises thus constitute a sublease. As such, Lessee's rights and obligations under this Agreement are hereby deemed to be subject and subordinate to all terms, covenants and provisions of the Master Lease, and Lessee hereby agrees to comply with and perform the tenant's obligations under the Master Lease, to the extent that the provisions of the Master Lease are applicable to the Premises and Lessor notifies Lessee in writing of the tenant's obligations. In this regard, Lessor shall, with respect to this Agreement, have all of the rights of the landlord under the Master Lease, as set forth in the paragraphs of the Master Lease, all of such terms being incorporated herein by reference. Lessor agrees to take all reasonable steps necessary to comply with the terms of the Master Lease and to compel the landlord under the Master Lease to perform its obligations under the Master Lease. In connection with the foregoing, it is expressly understood by Lessee that any violation of the Master Lease shall be deemed to be a material breach of this Agreement.

         3. RENT. Lessee hereby agrees to pay to Lessor during the term of this Agreement, as consideration for leasing of the Premises, Equipment and Personnel, the payment for each Scheduled Time (the "RENT") specified on Exhibit D attached hereto and made a part hereof, plus any applicable sales tax. Lessee shall pay the Rent owed to Lessor under this Agreement, at the address of Lessor as indicated in this Agreement, on the first day of each calendar month. If Rent is not paid within ten (10) days of each monthly due date, then Lessor shall impose a late fee equal to five percent (5%) of the amount of the past due Rent payment. The parties further acknowledge and agree that the Rent is consistent with fair market value and is not based on the volume or value of any referrals or other business generated between the parties.

         4. REPRESENTATIONS AND COVENANTS OF LESSEE. Lessee hereby makes the following representations, warranties and covenants to Lessor, each of which is material and is being relied upon by Lessor, and each of which shall be true as of the date hereof and shall continue to be true throughout the term of this Agreement.

                  (a) LESSEE'S CORPORATE STATUS. Lessee is a corporation duly organized and validly existing under the laws of the State of Florida.

                  (b) AUTHORIZATION. The execution and delivery of this Agreement and the performance of this Agreement by Lessee have been duly authorized by all necessary action by Lessee, and this Agreement is legally valid and binding against Lessee in accordance with its terms.

                  (c) INFORMATION FROM THE LESSEE. Any and all factual information furnished or to be furnished by Lessee to Lessor, including, but not limited to, any reports, shall be true and accurate in all material respects as of the date of which such information is furnished.

                  (d) SUBLEASES. Lessee acknowledges all Equipment, Premises and Personnel provided to it by Lessor pursuant to this Agreement are exclusively for us of Lessee in


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         conducting PET diagnostic services on Lessee's patients and shall not be subleased by Lessee to any individual, group or entity for any purpose, without the prior written consent of Lessor, which consent may be withheld or withdrawn at Lessor's discretion.

                  (e) NO ENCUMBRANCES. Lessee agrees that it will not encumber, pledge, hypothecate or otherwise assign its rights under this Agreement as collateral for any obligation to a third party. Furthermore, Lessee acknowledges and agrees that title to the Equipment shall remain with Lessor, subject to the interests of any third-party lessor of the Equipment and any other party to whom Lessor grants a security interest in the Equipment. In this regard, Lessee agrees to take no action that it knows or reasonably should know would have the likely effect of encumbering Lessor's title or interest in the Equipment.

                  (f) PROTECTION OF LESSOR'S NUCLEAR MATERIALS LICENSE(s). Lessee hereby acknowledges that Lessor maintains all appropriate licenses to handle and use nuclear materials in the improved real property which contains the Premises, and Lessee hereby agrees that it will take no action that it knows or reasonably should know would likely have a material adverse effect on Lessor's nuclear materials license(s).

                  (g) LESSEE'S PERSONNEL RECORDS. Lessee shall maintain an up-to-date personnel file with documentation of the following credentials of medical personnel, and this information will be available to Lessor upon its request:

                           (i)      medical licenses;

                           (ii)     medical board certifications;

                           (iii)    malpractice insurance;

                           (iv)     DEA certification; and

                           (v)      no fault/compensation rating.

         5. REPRESENTATIONS AND COVENANTS OF LESSOR. Lessor hereby makes the following representations, warranties, and covenants to Lessee, each of which is material and is being relied upon by Lessee, and each of which shall be true as of date hereof.

                  (a) LESSOR'S STATUS. Lessor is a professional corporation duly organized and validly existing under the laws of the State of Florida.

                  (b) AUTHORIZATION. The execution and delivery of this Agreements and the performance of this Agreement by Lessor have been duly authorized by all necessary action by Lessor, and this Agreement is legally valid and binding against Lessor in accordance with its terms.

                  (c) INFORMATION FROM LESSOR. Any and all factual information furnished or to be furnished by Lessor to Lessee, including, but not limited to, any reports, shall be true and accurate in all material respects as of the date on which such information is furnished.

                  (d) TECHNOLOGISTS. All Personnel who are radiologic technologists providing PET diagnostic services pursuant to this Agreement shall be employed by Lessor, and shall, if


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        required by law, be duly licensed and registered and in good standing to engage in their specialty in the State of Florida. Except as otherwise provided herein, Lessor shall make all final decisions concerning hiring and firing of such technologists, subject to consultation with Lessee. Lessor, however, agrees to consult with Lessee concerning the number of technologists required to staff the PET Center.

                  (e) LESSOR'S NUCLEAR MATERIALS License(s). Lessor hereby acknowledges that it maintains all appropriate licenses to handle and use nuclear materials in the improved real property which contains the Premises.

                  (f) LESSOR'S PERSONNEL RECORDS. Lessor shall maintain an up-to-date personnel file with documentation of the following credentials of medical personnel and radiologic technologists included in the Personnel, and this information will be available to Lessee upon its request:

                           (i) medical or other professional licenses or registrations;

                           (ii)     medical board certifications;

                           (iii)    nuclear medicine licenses;

                           (iv)     malpractice insurance;

                           (v)      DBA certification; and

                           (vi)     no fault/compensation rating.

                  (g) LESSOR'S CONSENT. Lessor agrees that all consents which are required for Lessee's use and occupancy of the Premises in accordance with the terms of this Agreement and in accordance with all laws, statutes, and ordinances shall be provided to Lessee in order to carry out the terms and the purpose of this Agreement, and shall be conclusively presumed to have been given unless written notice to the contrary is received by Lessor within thirty (30) days of any written request for same by Lessee. Except as specifically indicated to the contrary, in all instances in this Agreement where consent of the Lessor is required, Lessor shall not unreasonably withhold, condition or delay such consents.

         6. COMPLIANCE WITH LAWS AND REGULATIONS. Lessee and Lessor, in the performance of their respective obligations hereunder, shall comply with all applicable laws and regulations, and shall take all actions deemed prudent to ensure that the conduct of the PET Center (including the operation of the Equipment) is in compliance with the rules of any accrediting or regulatory body, agency or authority having jurisdiction over the PET Center. Lessee and Lessor represent and warrant that they have reviewed all relevant federal and state health care fraud and abuse and similar laws and regulations, and that they are and shall remain throughout the term of this Agreement fully compliant with all of the relevant requirements of such laws and regulations, as they may be amended from time to time.

         7.       RESPONSIBILITY FOR MEDICAL PRACTICE.

                  (a) RESPONSIBILITY FOR PROFESSIONAL CONDUCT. Lessee shall be and remain fully responsible for the professional conduct of its medical practice at the PET Center, provided however, that Lessee shall have no responsibility for the conduct of any other medical practice


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         that may be conducted from time to time on the improved real property which contains the Premises.

                  (b) SCHEDULING, VERIFICATION AND BILLING. Lessee shall be responsible for ensuring that all PET diagnostic tests scheduled for its patients are scheduled during the Scheduled Times, for establishing medical necessity, and for completion of and compliance with any insurance or managed care plan pre-authorization/pre-certification process(es). Lessee also shall be responsible for ensuring patients' eligibility for health plans that do not require pre-authorization/pre-certification. Lessee shall be responsible for all coding and billing of all PET diagnostic services rendered during the Scheduled Times, and Lessor neither warrants nor guarantees Lessee's ability to obtain or collect reimbursement for such services.

                  (c) PATIENT RECORDS. Lessor (or its designee) shall be entitled to the continued use of any information (other than medical records of Lessee's patients) obtained by it during the course of this Agreement without restriction, and such records shall not be removed from the PET Center by Lessee, provided, however, that all medical records of Lessee's patients may be removed and retained off-site by Lessee. Lessor acknowledges and agrees that all patients of Lessee who receive services at the PET Center during the Scheduled Times are patients of Lessee, all patient records relating to services provided to Lessee's patients shall at all times be the property of Lessee, except for patient records related to the professional services provided by Lessor or its affiliates, and Lessor shall not have access to Lessee's patient records except to the extent necessary to undertake its duties hereunder.

                  (d) MANAGED CARE PROVISION. Lessee agrees that Lessee shall not provide technical PET diagnostic services to any managed care entity for any patients other than those patients under the direct care of physicians who are employed or contracted by Lessee.

         8.       INSURANCE.

                  (a) MALPRACTICE INSURANCE. Lessor shall obtain and maintain at it's own expense professional liability insurance (including malpractice insurance), for each physician employed or contracted by Lessee with respect to the provision of PET diagnostic services at the PET Center in the minimum amount of $1,000,000 Dollars for each occurrence and $3,000,000 Dollars in the aggregate. Lessor shall, as soon as practicable prior to the commencement of occupancy by Lessee of the PET Center, and from time to time thereafter, furnish appropriate evidence to Lessee of the existence of such insurance with an insurance company licensed in the State of Florida.

                  (b) GENERAL LIABILITY AND CASUALTY INSURANCE. Lessor shall obtain and maintain at it's own expense general liability and casualty insurance with respect to the Premises and the Equipment. The amount of the insurance shall be determined in the reasonable judgment of the Lessor. Further, Lessor shall obtain and maintain at it's own expense comprehensive public liability insurance against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation or condition of the PET Center, together with such other insurance as may be required by law or reasonably determined by Lessor.


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9.        TERMINATION.

                  (a) BY LESSEE. This Agreement may be terminated by the Lessee at any time upon written notice to Lessor of such termination after the occurrence of any one of the following events:

                           (i) Material breach of this Agreement by Lessor that is not cured or corrected within thirty (30) days after such written notice from Lessee to Lessor stating the specific default or breach; or

                           (ii) Final action by any body having jurisdiction resulting in the termination of Lessor as a corporate entity, or the suspension of its corporate charter; or

                           (iii) If the Lessor shall apply for or consent to the appointment of a receiver, trustee or liquidator of Lessor or all or a substantial part of its assets, files a voluntary petition in bankruptcy, or admits in writing; its inability to pay its debts as they come due, make a general assignment for the benefit of creditors or false advantage of any insolvency law, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of creditor, adjudicating the Lessor as bankrupt or insolvent or approving of a petition seeking reorganization or Lessor or appointment of a trust or a receiver' trustee, or liquidator of Lessor or all or a substantial part of the assets of Lessor; or

                           (iv) Lessor's lease of the Premises is terminated for any reason.

                  (b) BY LESSOR. This Agreement may be terminated by Lessor at any time upon written notice to Lessee of such termination after the occurrence of any one of the following events:

                           (i) Material breach of this Agreement by Lessee that is not cured or corrected within thirty (30) days after such written notice from Lessor to Lessee stating the specific default or breach; or

                           (ii) Final action by any body having jurisdiction resulting in the termination of Lessee as a corporate entity, or the suspension of its corporate charter; or

                           (iii) If the Lessee shall apply for or consent to the appointment of a receiver, trustee or liquidator of Lessee or all or a substantial past of its assets file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debt as they come due, make a general assignment for the benefit of creditors or take advantage of any insolvency law, or if any order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor, adjudicating the Lessee as bankrupt or insolvent or approving of a petition seeking reorganization of Lessee or appointment of a receiver, trustee, or liquidator of Lessee or all or a substantial part of the assets of Lessee; or

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                           (iv)     Lessor's lease of the Premises is terminated
                  for any reason.

                  (c) LESSEE'S CONTINUING OBLIGATIONS. The parties hereto agree that, in the event of termination of this Agreement by Lessor pursuant to clause (i) of Section 9(b) hereof, Lessee's obligation to pay Rent for the remainder of the term of this Agreement pursuant to the terms of this Agreement shall continue, and Lessee shall remain liable to pay to Lessor all such amounts owed to Lessor which have accrued (whether or not invoiced) prior to such termination. This subsection shall not otherwise limit the remedies available to a party upon the breach of this Agreement by the other party.

         10.      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY LESSEE. Lessee shall indemnify, hold harmless and defend Lessor, its officers, directors, shareholders and employees from and against any and all liability, losses, damages, claims, causes of action and expenses (including reasonable attorneys fees) whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly by or as a result of the performance of Lessee's obligations under this Agreement or the performance of any intentional acts, negligent acts, or omissions by any physician employed or contracted by Lessee during the term hereof.

                  (b) INDEMNIFICATION BY LESSOR. Lessor shall indemnify, hold harmless and defend Lessee, its officers, directors, shareholders and employees from and against any and all liability, losses, damages, claims, causes of action, and expenses (including reasonable attorneys fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of Lessor's obligations under the Agreement, or any intentional acts, negligent acts or omissions by Lessor, and/or its agents or employees and/or license holders (other than Lessee) during the term of this Agreement.

                  (c) LIMITATION ON REMEDIES. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Lessor or Lessee shall not hold the other liable (and neither shall have a claim for indemnification from the other) for any incidental or consequential damages, including but not limited to lost profits.

         11. CHANGES IN LAW. Either party shall have the right to terminate this Agreement upon written notice to the other, without liability, if on the advice of counsel experienced in such matters, such party determines in such party's reasonable judgment that the terms of this Agreement are more likely than not to be interpreted to violate an applicable law or regulation, would jeopardize such party's status as a recipient of governmental or private funds for the provision of health care services, or would subject the party to risk of civil or criminal sanctions. Notwithstanding the foregoing, the parties shall first use reasonable efforts to amend this Agreement to the extent necessary to conform the potentially violative terms to the applicable law or regulation, and if a party determines, in such party's reasonable judgment, that an amendment will not result in compliance, then such party then may terminate this Agreement as provided in the first sentence of this Section 11.

         12. INDEPENDENT CONTRACTOR. This Agreement is not intended, and shall not be construed, to create a joint venture, partnership or association as between Lessor and Lessee. Each party is an independent contractor of the other.

         13. TAXES. Lessee shall pay any sales taxes or other taxes that are or may be levied by the State of Florida and local or city governments related to the lease of the PET Services by Lessor to Lessee. Should a similar or substitute tax be assessed, Lessee authorizes Lessor to add to the amount of each payment of Rent due hereunder any sales, use or leasing tax that may be imposed on or measured by such Rent. Lessor shall pay any Public Medical Assistance Trust Fund ("PMATF") taxes or similar assessments, or other taxes related to the technical component of PET diagnostic services provided at the PET Center, that are or may be levied by the State of Florida and local or city governments. Lessor also shall be responsible, at Lessor's sole cost and expense, for any and all other taxes payable or required to be collected in connection with the lease of the Premises, the ownership of the Equipment, employment of the Personnel or otherwise in connection with this Agreement, including without limitation, any personal property taxes relating to the Equipment, Lessor's income taxes, and any tax due in connection with Lessor's leasing from a third party of the Premises, the Equipment or the Personnel.

         14.      RECORDS MAINTENANCE AND RETENTION.

                  (a) MAINTENANCE AND ACCESS. To the extent applicable and if and so long as required by law, and subject to applicable law regarding the privacy and confidentiality of individually identifiable health information, each party will comply with the requirements of 42 U.S.C. 1395x(I), et seq., and 42 C.F.R. 420.300, et seq.. In this connection, each party will: (i) keep and maintain detailed records (including, without limitation, accounts, vouchers, receipts, invoices, correspondence, memoranda, drawings, and similar data, whether in written, printed, photocopied or electronic form or format) of all PET diagnostic services performed and costs incurred by Lessee and all PET Services leased and costs incurred by Lessor, as the case may be, under this Agreement; (ii) retain such records throughout the term(s) of this Agreement and for a four (4) year period following the expiration or termination of the Agreement, with or without cause; and (iii) permit such records to be examined by the Secretary of the U.S. Department of Health and Human Services, the Comptroller General of the United States, and/or any of the foregoing persons' duly authorized representatives. Each party also shall permit examination and copying of such records by any regulatory and health insurance authorities and reimbursement, agents, if such third parties require such examination and/or copying as a condition for advancing funds to or reimbursing Lessee or granting permits or approvals to the PET Center. All such examinations and copying will be upon such terms as Lessor or Lessee, as the case may be, may reasonably impose and shall be at no cost to the other party. The provisions set forth in this Section 14(a) will be included in all contracts for services entered into by Lessee relating to goods and services provided to it, the cost or value of which is Ten Thousand Dollars ($10,000.00) or more over a twelve (12) month period, including, without limitation, contracts for both goods and services in which the service component is worth Ten Thousand Dollars ($10,000.00) or more over a twelve (12) month period. In all events, each party will immediately notify the other party upon the party's receipt of any such request for examination or copies of such materials and any other books, documents and records, and will provide the other party with copies of any such materials simultaneously with such examination or any transmittal of the same in accordance with any such request.

                  (b)      HIPAA COMPLIANCE. Notwithstanding the provisions of
         Section 14(a) above, the disclosure of any information concerning or relating to any patients of Lessee for whom PET diagnostic services are rendered will be handled in a manner that is consistent with the provisions of 42 U.S.C. 1171, et seq., enacted as part of the Health Insurance Portability and Accountability Act of 1996, and the regulations promulgated thereunder.

                  (c) SURVIVAL. The provisions of this Section 14 will survive the expiration or termination, with or without cause, of this Agreement.

         15. COMPLETE AND ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter covered herein, and there are no representations, warranties or covenants between the parties other than as specified herein. This Agreement supersedes any and all prior agreements and understandings related to the subject matter hereof.

         16. ASSIGNMENTS. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any attempt to make any assignment in violation of the provisions hereof shall be null and void.

         17. FORCE MAJEURE. If either party's ability to perform its obligations hereunder is limited or prevented in whole or in part due to act of God, war, invasion, acts of foreign enemy, hostilities (whether war be declared or not), strikes and/or industrial disputes, delay on the part of the supplier or transportation delay, such party, without liability of any kind, shall be excused, discharged, and released from performance to the extent such performance is limited, delayed or prevented.

         18. WAIVER OF BREACH. No waiver of a breach of any provision of this Agreement shall be construed to be a waiver of any breach of any other provisions of this Agreement or of any succeeding breach of any provision of this Agreement.

         19. AMENDMENT OF AGREEMENT. This Agreement shall not be altered or amended except pursuant to any instrument or writing signed by the party against whom enforcement is sought.

         20. NOTICES. Except as otherwise expressly set forth herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been received when deposited in the United States mail, certified or registered and with proper postage prepaid, or upon delivery, when sent by overnight courier, charges prepaid, addressed to the party for whom intended at such party's address as set forth below:

                  If to Lessee:  Daniel E. Dosoretz M.D.
                                 21st Century Oncology, Inc.
                                 2234 Colonial Blvd.
                                 Fort Myers, Florida 33908

                  If to Lessor:  Howard M. Sheridan, M.D.
                                 Radiology Regional Center, P.A.
                                 3680 Broadway
                                 Fort Myers, Florida 33901

Any person to whom notice or copies of notices maybe given hereunder may from time to time change said address by written notices as provided herein.

         21. CONFIDENTIALITY. Lessor and Lessee hereby agree to maintain in confidence and agree not to disclose the terms and provisions of this Agreement, except as such disclosure may be necessary to attorneys, accountants, consultants, lenders, investors, or regulators, or pursuant to judicial order or subpoena. In this regard, Lessor and Lessee each agree to use their good faith efforts to prevent any and all such persons retained by them from disclosing any information to third parties with regard to this Agreement, other than as such disclosure may be necessary in connection with the matters expressly set forth hereinabove.

         22. NO REFERRALS REQUIRED. The parties agree that no part of this Agreement shall be construed to induce or encourage the referral of patients or the purchase of health care services or supplies. The parties acknowledge that there is no requirement under this Agreement or any other agreement between them that any party refer any patients to any health care provider or purchase any health care goods or services from any source. Additionally, no payment under this Agreement is in return for the referral of patients or in return for purchasing or ordering services from either party or any affiliates of either party. The parties may refer patients to any company or person providing services and will make such referrals, if any, consistent with professional medical judgment and the needs and wishes of the relevant patients.

         23.      MISCELLANEOUS.

                  (a) GOVERNING LAW; VENUE; TIME OF THE ESSENCE. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Florida. Venue for any action, suit or proceeding, including arbitration arising out of, under, or in connection with this Agreement shall be brought in Lee County, Florida. Time shall be of essence as to all provisions in this Agreement.

                  (b) BINDING EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Lessor, the Lessee and their legal representatives, administrators, successors and permitted assigns.

                  (c) ATTORNEYS FEES. In the event that either party must engage legal counsel to undertake litigation or arbitration to enforce or interpret its rights or obligations hereunder, the losing party in such legal proceeding or arbitration, as the case may be, shall pay all attorneys' fees and other costs of enforcement, including but not limited to paralegals' fees and out-of-pocket advances and disbursements.

                  (d) SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, then that provision shall be reformed to the maximum extent permitted to preserve the parties' original intent as agreed by the parties; failing which, such provision shall be severed from this Agreement with the balance of the Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstance, or of rendering invalid any other provisions of this Agreement to the extent that such other provisions are not themselves actually in conflict with any applicable Law.

                  (e) FURTHER DOCUMENTATION. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement and to otherwise cooperate fully with such other party in connection with the performance of such party's obligations hereunder.

                  (f) ARBITRATION. Any dispute arising under this Agreement shall be settled by arbitration under the rules and under the auspices of the American Health Lawyers Association ("AHLA"). All arbitration proceedings shall be conducted in Lee county, Florida. The cost of obtaining such arbitration proceeding, including, without imitation, fees to AHLA and the selected arbitrators, shall be borne entirely by the losing party.

                  (g) RADON GAS. Pursuant to Section 404.056(5), Florida Statutes, the following disclosure is made: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County health department."

                  (h) CAPTIONS/INTERPRETATION. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision thereof. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.

                  (i) COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all parties hereto.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this PET Services Office, Equipment and Personnel Lease Agreement the day, month, and year first above written.

LESSEE:                         21st CENTURY ONCOLOGY, INC.


                                By: /s/ Daniel E. Dosoretz
                                   -------------------------------------------

                                Its: President and CEO
                                    ------------------------------------------

LESSOR:                         RADIOLOGY REGIONAL CENTER, P.A.

                                By: /s/ Howard M. Sheridan
                                   -------------------------------------------

                                Its: Managing Partner
                                    ------------------------------------------

                                    EXHIBIT B

                                    EQUIPMENT

                        ECAT Exact PET System
                        Sublimal Dye & Film Imager
                        Uninterruptible Power Supply
                        Isolation Transformer
                        Gantry Air/Water Chiller
                        Ultrasparc Display Workstation
                        Kodak Pacs Link Print Connection
                        Ancillary Medical and Business Equipment
                        Office Furniture, including desks and chairs utilized by Personnel, waiting room furniture and furnishings

                                    EXHIBIT C

                                   PERSONNEL

                        Supervisory Staff
                        Nuclear Medicine Technologist
                        Paramedic
                        Receptionist
                        Film Library Staff
                        Courier with vehicle
                        Schedulers
                        Transcriptionists
                        Qualified Physician

         The "qualified physician" mentioned above will be a radiologist who is appropriately licensed, trained and certified to provide PET diagnostic services. Lessee will engage the physician during each Scheduled Time pursuant to a separate agreement, which will specify the physician's duties, the time schedule of such engagement and such other matters as the parties deem appropriate. Lessee will provide Lessor with written information regarding the compensation paid and to be paid by Lessee to such physician.

                                   EXHIBIT D

              SCHEDULED TIMES AND RENTAL RATES; SUPPLY EXCEPTIONS

SCHEDULED TIMES:

Scheduled Times will be the following one hour periods beginning at the times specified as follows:

Starting Date October 1, 2002 through December 31, 2002
From       a.m./p.m. to      a.m./p.m. on Monday.
From       a.m./p.m. to      a.m./p.m. on Tuesday.
From  8:00 a.m./p.m. to      a.m./p.m. on Wednesday.
From       a.m./p.m. to      a.m./p.m. on Thursday.
From       a.m./p.m. to 1:00 a.m./p.m. Friday.

January 1, 2003 through April 30, 2003
From       a.m./p.m. to      a.m./p.m. on Monday.
From 10:00 a.m./p.m. to      a.m./p.m. on Tuesday.
From 8:00  a.m./p.m. to      a.m./p.m. on Wednesday.
From 10:00 a.m./p.m. to      a.m./p.m. on Thursday.
From       a.m./p.m. to 1:00 a.m./p.m. Friday.

May 1, 2003 through September 30, 2003
From       a.m./p.m. to      a.m./p.m. on Monday.
From       a.m./p.m. to      a.m./p.m. on Tuesday.
From  8:00 a.m./p.m. to      a.m./p.m. on Wednesday.
From       a.m./p.m. to      a.m./p.m. on Thursday.
From       a.m./p.m. to 1:00 a.m./p.m. Friday.

At the end of each one-year period during the initial term, and at the end of each year of any renewal term, if any, the parties will evaluate the Lessee's needs for remaining portion of the initial term or the subsequent one-year period, as applicable, and the number of Scheduled Times may be expanded by mutual consent and dependent upon availability for the successive period as of the start of such successive period. At any time, by mutual consent, the parties may agree to revise the specified hours within a week, though the number of hours each week will remain constant.


RENT:

Rent at Eight Hundred Dollars ($800.00) per hour of Scheduled Time. Based upon the Scheduled Times specified above, the aggregate Rent to be paid each month during the period October 1, 2002 through September 30, 2003 and, at a minimum thereafter, shall be $9,066.66

((136 x $800)/12), plus applicable sales tax.



SUPPLY EXCEPTIONS:

         Billed monthly by Lessor to Lessee, at Lessor's cost including applicable sales tax, and payable by Lessee within ten (10) days after receipt of Lessor's invoice, of amount of supply actually used by Lessee, including:

                  Injectable Radiopharmaceutical Diagnostic Imaging Agent [Currently F-18 Fluorodeoxyglucose (FDG), HCPCS code A4641]

If a supply invoice is not paid within ten (10) days of receipt, then Lessor shall impose a late fee equal to five percent (5%) of the amount of the past due supply invoice.

      AMENDMENT 1 TO RRC/21ST CENTURY ONCOLOGY, INC., PET SERVICES, OFFICE,
               EQUIPMENT AND PERSONNEL LEASE AGREEMENT GOODLETTE


         THIS AMENDMENT NUMBER 1 IS MADE THIS __TH DAY OF SEPTEMBER, 2003 TO THE OFFICE, EQUIPMENT AND PERSONNEL LEASE AGREEMENT ("AGREEMENT") ORIGINALLY ENTERED INTO AS OF OCTOBER 1, 2001, BY AND BETWEEN RADIOLOGY REGIONAL CENTER, P.A., ("LESSOR") AND 21ST CENTURY ONCOLOGY, INC. ("LESSEE").


WITNESS:

         WHEREAS, AGREEMENT CARRIES A RENEWAL TERM SET TO EXPIRE ON SEPTEMBER 30, 2003; AND,

         WHEREAS, AGREEMENT HAS BEEN IN FULL FORCE AND EFFECT FOR ONE FULL YEAR; AND,

         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS AND THE MUTUAL COVENANTS, TERMS AND CONDITIONS, AND AGREEMENTS HEREAFTER PROVIDED, THE PARTIES MUTUALLY AGREE TO AMEND AND RENEW AGREEMENT AS FOLLOWS:

         The term of the Agreement is hereby extended to September 30, 2004.

         Rent is $750.00 Seven Hundred Fifty Dollars per hour. Based upon the scheduled Times specified in Exhibit D, the aggregate Rent to be paid for each week during the period beginning October 1, 2003 and ending December 31, 2003, Fifteen Hundred Dollars ($1,500.00), plus applicable sales tax. For each week from January 1, 2004 through April 30, 2004, inclusive, Three Thousand Dollars ($3,000.00), plus applicable sales tax. For each week from May 3, 2004 through September 30, 2004, inclusive, Fifteen Hundred Dollars ($1,500.00), plus applicable sales tax.

         Billed monthly by Lessor to Lessee, and payable by Lessee within ten
         (10) days after receipt of Lessor's invoice, at cost of amount of supply actually used by Lessee, limited to F-l8
         Fluorodeoxyglucose(FDG).

IN WITNESS WHEREOF, the parties have executed this Amendment the day, month and year first above written.

                                        LESSEE:
                                        21ST CENTURY ONCOLOGY, INC.


                                        BY: Daniel E. Dosoretz
                                           --------------------------------
                                        ITS:
                                           --------------------------------
                                        LESSOR:
                                        RADIOLOGY REGIONAL CENTER, PA.




                                        BY:
                                           --------------------------------
                                        ITS:
                                           --------------------------------

                                   EXHIBIT D

              SCHEDULED TIMES AND RENTAL RATES; SUPPLY EXCEPTIONS

SCHEDULED TIMES:

Scheduled Times will be the following hours on the following days each week:

October 1, 2003 through December 31, 3003

From _____ a.m./p.m. to ____ a.m./p.m. on Monday.
From _____ a.m./p.m. to ____ a.m./p.m. on Tuesday.
From  8:00 a.m./p.m. to ____ a.m./p.m. on Wednesday.
From _____ a.m./p.m. to ____ a.m./p.m. on Thursday.
From _____ a.m./p.m. to 1:00 a.m./p.m. on Friday.

January 1, 2004 through April 30, 2004

From _____ a.m./p.m. to ____ a.m./p.m. on Monday.
From 10:00 a.m./p.m. to ____ a.m./p.m. on Tuesday.
From  8:00 a.m./p.m. to ____ a.m./p.m. on Wednesday.
From 10:00 a.m./p.m. to ____ a.m./p.m. on Thursday.
From _____ a.m./p.m. to 1:00 a.m./p.m. on Friday.

May 3, 2004 through September 30, 2004

From _____ a.m./p.m. to ____ a.m./p.m. on Monday.
From _____ a.m./p.m. to ____ a.m./p.m. on Tuesday.
From  8:00 a.m./p.m. to ____ a.m./p.m. on Wednesday.
From _____ a.m./p.m. to ____ a.m./p.m. on Thursday.
From _____ a.m./p.m. to 1:00 a.m./p.m. on Friday.

At the end of each one-year period during the initial term, and for each one-year renewal term, if any, the parties will evaluate the Lessee's needs for the subsequent one-year period, and the number of Scheduled Time may be changed for the subsequent one-year period, as of the start of the next one-year period (commencing on the applicable anniversary of the Starting Date).